UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 6, 2016

STERLING GROUP VENTURES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51775	72-1535634
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

904-1455 Howe Street,
Vancouver, B.C., Canada	V6Z 1C2
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (604) 684-1001

n/a
(Former name or former address, if changes since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Section 5 – Corporate Governance and Management

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

As of December 6, 2016, Mr. Robert Smiley has stepped down as CFO. The Company would like to thank Mr. Smiley for his hard work as CFO on behalf of the Company and wish him well in his future endeavors.

On December 6, 2016, Mr. Christopher MacPherson has joined the Company as Director and CFO. He has spent 25 years at CIBC Wood Gundy as Vice President & Portfolio Manager. Chris has extensive experience in the capital markets and is co-founder of Mojo. Chris will be responsible for finance and marketing activities, funding and acquisition opportunities as well as assist in strategic and tactical matters. He has sat on a number of boards including BC Hydro and been quite active on the political stage. He has also been involved in a number of charities including Children's Miracle and Nepal House Society.

The Company currently has Six(6) directors: Mr. Nicolaos Mellios, Mr. Chris MacPherson, Mr. Patrick Martin, Mr. Sachin Pawa, Mr. Robert Smiley, and Mr. Christopher Tsakok.

Section 9 – Financial Statements and Exhibits

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.	Description

99.1	Press Release "CORPORATE UPDATE" dated December 7, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STERLING GROUP VENTURES, INC.

/s/Nicolaos Mellios
Nicolaos Mellios
Chairman & CEO

December 7, 2016